UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its consolidated financial statements for the fiscal year ended December 31, 2004, the management of Biolase Technology, Inc. (the “Company”) recommended on May 13, 2005, and the Company’s Audit Committee has concluded, that its financial statements as of and for the years ended December 31, 2002 and 2003 included in its Annual Report on Form 10-K for the year ended December 31, 2003, as well as the financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 will need to be restated as a result of certain adjustments previously described in the Company’s March 17, 2005 press release and therefore the above referenced financial statements as such should no longer be relied upon. A primary consideration in reaching this conclusion was the significance of the under accrual of sales tax and related penalties and interest in 2002. The aggregate impact of corresponding adjustments in 2003 and the first three quarters of 2004 relating to the sales tax and penalties and interest, together with other adjustments in 2003 and 2004 that were not individually material, led the Audit Committee to conclude that 2003 and the first three quarters of 2004 also need to be restated. The Company and the Audit Committee discussed the conclusion to restate its financial statements with the Company’s independent registered public accounting firm.

A copy of the Company’s press release dated May 19, 2005 describing the facts underlying this conclusion is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company has identified the following principal adjustments to its financial statements as summarized in the following table (in thousands):

	Fiscal year ended December 31, 2002	Fiscal year ended December 31, 2003	Nine months ended September 30, 2004

Pre-tax income as presented	$1,500	$7,670	$250

Sales taxes	(440)	(290)	140
Value added tax	—	(70)	(60)
Revenue	—	(230)	230
Employee related expense	—	120	20
Other	—	(50)	30

Pre-tax income as restated	$1,060	$7,150	$610

The adjustments relate to the following: (i) the Company under accrued sales tax, including penalties and interest for late sales tax returns, and subsequent abatement of a portion of the penalties and interest by certain of the states (total net amounts were approximately $440,000 in 2002, $290,000 in 2003 and an over accrual of $140,000 in the first three quarters of 2004), (ii) the Company under accrued value-added tax obligations by approximately $70,000 in fiscal 2003 and $60,000 in the first three quarters of 2004, (iii) net overstatement by the Company of revenue of approximately $230,000 in the fourth quarter of 2003 and net understatement by the Company of revenue of $230,000 in the first three quarters of 2004 as a result of recording the amounts not initially deferred in conjunction with certain multiple element revenue arrangements, (iv) during 2003, the Company overstated payroll expense of $120,000, and during 2004, understated payroll and bonus expense aggregating $70,000 and overstated vacation expense by $90,000 and (v) other minor items. There is no impact to income taxes for 2002; accordingly, net income for 2002 was overstated by $440,000 and diluted earnings per share was overstated by $0.02. The Company is currently evaluating the impact to its income tax provision and net income for 2003 and 2004. At this time, the Company has not identified the need for any other significant prior period adjustments beyond those discussed above. Based on the information and analysis prepared to date, these adjustments do not have an impact on the prior cash flows of the Company.

The process of determining the amount of the adjustments and therefore the need to restate the financial statements has taken many weeks. The components of the sales tax calculations related to accrued interest and penalties were arduous and difficult, and involved making calculations under 45 states’ statutes, in certain cases on a month-by-month basis. The Company engaged a nationally recognized sales tax consultant to assist it in preparing and filing late sales tax returns and to develop a method to ensure timely sales tax filings. In 2003 and 2004, the Company paid substantially all of the unpaid taxes and has obtained abatement of a substantial portion of the penalties owing to certain states. Ultimately, however, the Company concluded that it was necessary to accrue the full statutory liability for the interest and penalties related to all prior periods for late filings of approximately $700,000, and record in 2004 a reduction in that liability of approximately $400,000 to reflect the portion of interest and penalties for which an abatement was granted by the states. Additional reductions in the penalties and interest on the sales tax liability may be recognized in 2005 when and if, granted by the states.

The Company has concluded that the aggregate effect of the adjustments to be made to the historical financial statements will result in pretax income in 2002 being reduced by approximately $440,000, pretax income in 2003 being reduced by approximately $520,000, and pretax income for the first three quarters of 2004 being increased by approximately $360,000. These adjustments, on a cumulative basis, represent approximately $600,000, or approximately 6% of the total cumulative pretax income for 2002, 2003 and the first three quarters of 2004, as originally reported.

“We appreciate the continued patience of our shareholders. We are pleased to have put behind us the sales tax issue, in particular the accounting treatment of penalty and interest, and the development of a system to track sales tax on an ongoing basis. We look forward to completing our audit and getting our 2004 Form 10-K and 10-Q/As for the first three quarters of 2004 on file as quickly as possible,” commented Robert E. Grant, President and Chief Executive Officer.

The Company remains committed to completing its financial review at the earliest possible time. The accounting analysis is ongoing and the scope of the Company’s work is subject to continuing review; therefore, management may have further assessments of these and any other transactions it reviews and consequently, the final financial results may vary materially from this preliminary report.

Update to Form 10-K and Form 10-Q Filings

At this time, the Company has completed its analysis related to the Diodem transaction, as previously discussed in its March 17, 2005 press release, and expects to expense a majority of the consideration in the fourth quarter of 2004, since it was attributable to the settlement of the related lawsuit. The Company is close to finalizing its financial statements for fiscal year 2004. Management’s assessment of internal control over financial reporting as required by the Sarbanes-Oxley Act Section 404 also remains an open item with respect to completing the financial review for 2004. As previously mentioned in a press release dated March 17, 2005, the Company expects to identify significant deficiencies and now believes there are at least two material weaknesses in its system of internal controls related to the accounting for sales taxes and the identification of the impairment of indefinite-lived intangible assets. The Company is continuing its assessment, including the impact of the adjustments described herein, and may identify additional material weaknesses; however, due to the expected material weaknesses identified, the Company expects it will conclude that its internal control over financial reporting was not effective at December 31, 2004 and expects that its independent registered public accounting firm will likewise conclude the Company’s internal control over financial reporting was not effective at December 31, 2004.

The Company will file its Form 10-Q for the first quarter of 2005 as soon as practicable after filing its Form 10-K for 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release dated May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 19, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John W. Hohener
John W. Hohener
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 19, 2005.